EXHIBIT 99.1

                  [LETTERHEAD OF SCIENTIFIC GAMES CORPORATION]



                                         February 25, 2002



         MDI Entertainment, Inc.
         201 Ann Street, 5th Floor
         Hartford, CT 06103
         Attn:  Mr. Steven M. Saferin, Chairman and Chief Executive Officer


         Gentlemen:

          This letter agreement (the "LETTER OF INTENT") is intended to reflect our recent discussions regarding the business combination transaction (the "TRANSACTION") between Scientific Games Corporation ("SGC") and MDI Entertainment, Inc.("MDI").

          1. SGC will acquire all the issued and outstanding shares of capital stock of MDI by means of a tax-free merger (the "Merger") in which a newly created subsidiary of SGC will merge into MDI and MDI will become a wholly-owned subsidiary of SGC. The merger consideration to the shareholders of MDI will be SGC common stock with a value of $2.10 per share of MDI common stock as set forth in Section 2 below.

          2. Fully registered, freely transferable shares of SGC's stock will be issued for shares of MDI common stock based on a value of $2.10 for each MDI share and the value of shares of SGC's common stock based on an average of the daily closing prices (the "Average Price") of such stock over the 30 calendar days preceding closing.

          3. A number of shares of SGC stock to be received by Steve Saferin having an Average Price at the closing of $1,846,845 will be placed in escrow, provided that such shares shall be subject to release over a four-year period based on Mr. Saferin's continuing employment and MDI achieving certain EBITDA targets pursuant to his new employment agreement.

          4. At SGC's election, if permitted under the applicable agreements, MDI employee stock options will be converted into either (i) SGC options for SGC common stock with the same aggregate exercise price as the issued and outstanding MDI options and for the number of SGC shares as MDI shares underlying the options would have entitled the holder to receive in connection with the Merger, or (ii) into SGC shares based on the spread calculated on the difference between the option exercise price and the merger consideration value as in connection with the Merger.

          5. At SGC's election, if permitted under the applicable agreements, MDI Directors' non-qualified stock options will also be converted into SGC options, or into SGC shares, in the same manner as MDI employee stock options.

          6. At SGC's election, if permitted under the applicable agreements, warrants will be converted into either SGC warrants or SGC shares in the same manner as MDI employee options.

          7. Mr. Saferin's existing employment agreement will be terminated without any change in control or other extraordinary payment thereunder. Mr. Saferin will enter into a new four (4) year employment agreement as of the closing of the Merger. No bonus will be payable under the existing employment agreement based on the 2% of gross revenue bonus and no such provisions will be included in the new employment agreement. The new employment agreement will provide for, among other things:

               (a) an annual base salary of $200,000 with a bonus of up to 50% of base salary.

               (b) Defined benefits consistent with SGC's employee benefits.

               (c) Payment or other settlement of a $260,000 short-term note.

               (d) Mr. Saferin will continue to personally guarantee MDI performance bonds to its customers which were issued prior to the closing of the Merger, but will be indemnified by SGC. Any new bonds issuable after the closing will be provided by SGC, and the cost thereof shall be allocated to the MDI business unit.

               (e) The MDI business unit four year forecast, including 2002, will be based on MDI's independent business unit plus additional revenue targets arising from MDI's affiliation with SGC pursuant to the Merger. EBITDA targets may also be increased by targeted cost synergies. The costs of the MDI business unit will include all the costs of the MDI business unit plus other charges from SGC incurred for MDI products or increases in EBITDA targets from costs assigned from, or in respect of, MDI to other SGC businesses.

               (f) As a condition to closing, the MDI business unit will obtain key man life insurance coverage for Steve Saferin with SGC as the beneficiary for $5 million. Such insurance will be maintained and charged to MDI throughout the period of the EBITDA Performance Bonus.

          8. The transaction is subject to

               (i) negotiation and execution of an agreement and plan of merger acceptable to both parties which would contain customary terms and conditions for a merger of this nature, including (A) representations and warranties from each party with respect to the ownership of their respective properties and assets and customary ability to consummate the Merger, their respective business, condition (financial or otherwise), results of operations, assets, liabilities, properties and prospects and the absence of any material adverse changes with respect to any of the foregoing since the date of their respective last regularly prepared audited financial statements, (B) covenants with respect to the operation of the business of MDI and its subsidiaries between the time of the execution of the definitive Merger Agreement and the closing, (C) conditions to the parties' obligations to close, including, without limitation, continued accuracy of representations and warranties and compliance with covenants and receipt by all parties of all shareholder, corporate, regulatory (including Hart-Scott-Rodino) and other third party approvals and customer consents and authorizations (including Board and stockholder approval by MDI and Board but not stockholder approval by SGC) necessary to consummate the Merger, including a fairness opinion from an investment bank to MDI and (D) a customary fiduciary out for MDI and customary break-up fees in favor of SGC;

               (ii) satisfactory completion of due diligence by both parties including but not limited to the following matters to be evaluated by SGC:

                    (a) Confirmation of a $1.5M value of license brands, terms and obsolescence of unused licenses.

                    (b)   Confirmation   by   physical   inventory   of  branded
merchandise in hands of MDI and third party fulfillment house. Confirm excess or obsolete inventory for games already run.

                    (c) Billings in excess of costs and estimated earnings on uncompleted contracts to be reviewed for deposits in excess of billable revenue and costs in excess of estimates.

                    (d) Production by MDI of all contracts with change in control provisions or other provisions for termination rights or extraordinary payments as a result of the execution of a merger agreement or the consummation of a merger.

                    (e) Lottery Channel legal suit information to be provided to counsel for SGC.

                    (f) Update on Oxford settlement (receive $100,000 note from security holder).

               (iii) Execution of an agreement between SGC and Mr. Saferin pursuant to which he agrees to vote his shares in MDI in favor of the Merger and to use his best efforts to (A) obtain approval of the shareholders of MDI to the Merger and (B) effect the Merger as promptly as practicable.

               (iv) In addition to the conditions set forth above, it will be both parties' condition to closing that the Average Price of SGC's common stock shall not be less than $7.50 at the closing and SGC's condition that Steve Saferin shall have entered into a four (4) year employment contract with SGC upon terms and conditions mutually agreeable.

          9. From and after the execution of this Letter of Intent, each of the parties shall provide the other party and its officers, directors, members, partners, employees, advisors, agents or other representatives and affiliates (collectively, "Representatives") with all diligence materials relating to their respective business, including, without limitation, all corporate, business, financial, tax and other records and information relating to such parties business, and shall otherwise afford such other party and its Representatives full and complete access to all assets, personnel, properties, contracts, books, records, documents and any and all other relevant materials and information relating to such party and its business, as may be reasonably requested by such other party or any such Representative; provided, however, that MDI and SGC shall agree to be bound by and subject to any third party confidentiality agreement to which SGC and MDI, respectively, are a party, as if it were party to such third party confidentiality agreement. Each of the parties shall use their good faith and reasonable best efforts to promptly complete their due diligence review of the other party and, in connection therewith, each hereby agrees to minimize any interference with the business of the other party, or the operations thereof, in conducting such due diligence.

          10. The parties will each enter into a reciprocal Confidentiality Agreement.

          11. Each party will bear its own fees and expenses in connection with the proposed transaction, whether or not the proposed transaction is consummated, except that SGC shall bear up to the lesser of $15,000 or 50% of MDI's expenses if a Merger Agreement is not executed, unless the failure to execute a Merger Agreement is due to MDI's entering into a business combination with another party.

          12. Except as may be required by law, neither party shall engage in, encourage or support any publicity or disclosure of any kind or form in connection with this Letter of Intent or the transactions contemplated hereby or the existence of discussions or negotiations between the parties, whether to the financial community, government agencies or the public generally, unless the parties hereto mutually agree in advance on the form, timing and contents of any such publicity, announcement or disclosure. SGC acknowledges that MDI will file this letter of intent as an exhibit to a Current Report on Form 8-K and the parties agree to issue a joint press release as to this letter of intent as soon as practicable, but in any event by February 26, 2002.

          13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the laws that might be applicable under conflicts of laws principles).

          14. The parties understand that this Letter of Intent merely represents their current understanding with respect to the proposed transaction, does not contain all matters upon which agreements must be reached, is based on the limited information provided by each of the parties to date, and does not create any legally binding or enforceable obligation on the part of the parties, except for Sections 11 and 12 herein. The parties further agree and acknowledge that no contract or agreement providing for any transaction shall be deemed to exist unless and until the definitive merger agreement has been executed and delivered by the parties hereto and is subject thereto. The parties further agree that unless and until the definitive merger agreement has been executed and delivered, the parties will be under no legal obligation whatsoever with respect to any such transaction by virtue of this letter agreement, except as to Sections 11 and 12 herein.

          15. This letter agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this letter agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         If you are in agreement with the foregoing, please countersign where indicated below and return an executed copy of this letter agreement to the undersigned, which thereupon will constitute, as to Sections 11 and 12 herein, the agreement between the parties hereto with respect to the subject matter hereof.

                                   Very truly yours,

                                   SCIENTIFIC GAMES CORPORATION


                                   By:      /s/ A. Lorne Weil
                                            -----------------
                                   Name:    A. Lorne Weil
                                   Title:   Chairman and Chief Executive Officer
                                            ------------------------------------





Agreed to and accepted this 25th day of February, 2002:

MDI ENTERTAINMENT, INC.


By:     /s/ Steven M. Saferin
        ---------------------
Name:   Steven M. Saferin
Title:  President and Chief Executive Officer
        -------------------------------------



/s/ Steven M. Saferin
---------------------
Steven Saferin, individually